EXHIBIT 99.1

Calumet Specialty Products Partners, L.P. Announces Receipt of Nasdaq Non-Compliance Letter

INDIANAPOLIS-(PR NEWSWIRE) - November 15, 2017 - Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), announced today that on November 13, 2017, it received a Delinquency Compliance Plan Alert Letter (the “Letter”) from Nasdaq (“Nasdaq”) stating that the Partnership was not in compliance with Nasdaq Listing Rule 5250(c)(1), because it has not timely filed its Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarterly period ended September 30, 2017.

Calumet is currently in the later stages of an enterprise resource planning system implementation, the results of which have delayed the Partnership’s quarterly Form 10-Q filing.

In the Letter, Nasdaq indicated that the Partnership has 60 calendar days to submit a plan to regain compliance. If such a plan is timely submitted by the Partnership, the Nasdaq staff may grant the Partnership up to 180 calendar days from the due date of the Form 10-Q, or until May 8, 2018, to regain compliance. The Partnership does not currently expect that the submission of a compliance plan will be necessary because the Partnership anticipates that it will file the Form 10-Q prior to the expiration of the 60-day period. The Partnership expects that it will fully regain compliance with the Nasdaq continued listing requirements upon the filing of the Form 10-Q. As previously stated, the Company will file the Form 10-Q as soon as reasonably practicable.

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel; and provides oilfield services and products to customers throughout the United States. Calumet is based in Indianapolis, Indiana and operates twelve manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey, Oklahoma and eastern Missouri.

Safe Harbor Statement

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; our ability to produce specialty products and fuels that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of recently acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.